EXHIBIT 10.1

THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

$200,000.00	January 3, 2012
Fort Worth, Texas

For value received, Entech Solar, Inc., a Delaware corporation (the “Company”), promises to pay to The Quercus Trust (the “Holder”), the principal sum of Two Hundred Thousand Dollars ($200,000.00), without interest.  This Convertible Promissory Note (this “Note”) is subject to the following terms and conditions:

1. Demand; Acceleration.  Unless converted as provided in Section 2, this Note shall be due and payable on demand.  Notwithstanding the foregoing, the entire unpaid principal sum of this Note shall become immediately due and payable upon the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more or the appointment of a receiver or trustee to take possession of the property or assets of the Company.  Upon the occurrence of any event resulting in the acceleration of this Note, the Company shall deliver written notice to the Holder within two (2) business days.

2. Conversion.

(a)           Voluntary Conversion Into Common Stock.  The Holder has the right and option, upon written notice and at any time prior to the payment in full of this Note, to convert, in accordance with Section 2(b) below, the then unpaid principal balance of this Note into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a rate which shall be equal to the quotient obtained by dividing (A) the entire principal amount of this Note by (B) $0.08 (as adjusted for stock splits, stock dividends, combinations, reorganizations and like transactions), rounded to the nearest whole share.

(b)           Mechanics and Effect of Conversion.  Conversion of this Note shall be made upon surrender of this Note to the Company at its principal offices (or at such other offices as the Company shall designate in writing to the Holder from time to time).  No fractional shares of the Company’s capital stock will be issued upon conversion of this Note.  In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal of this Note that would otherwise be converted into such fractional share.  At its expense, the Company will, as soon as practicable thereafter, issue and deliver, or cause to be issued and delivered, to such Holder, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein.  Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount being converted including, without limitation, the obligation to pay such portion of the principal amount on this Note.

(c)           Restrictive Legends.  The certificates of the shares of Common Stock to be issued upon conversion of this Note shall bear substantially the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH SECURITIES ACT.

3. Payment.  All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company.  The Company may prepay this Note at any time without the consent of the Holder and without premium or penalty.

4. Successors and Assigns; Transfer.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except for transfers to affiliates. An “affiliate” shall include a subsidiary, parent, partner, limited partner, retired partner, member, retired member or holder of capital stock of a Holder, provided, that such affiliate is an accredited investor pursuant to applicable rules and regulations of the Securities and Exchange Commission at the time of such transfer.  Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company.  Thereupon, a new note for the same principal amount will be issued to, and registered in the name of, the transferee.  Principal is payable only to the registered holder of this Note.

5. Certain Obligations of the Company.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock such number of shares of Common Stock as shall be sufficient for the Holder to exercise its conversion rights hereunder.  The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, issuance of capital stock, sale of treasury stock or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the material performance or observance of any of the covenants, stipulations or conditions in this Note to be observed or performed by the Company.

6. Governing Law.  This Note shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

7. Notices.  Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth below such party’s signature hereto or as subsequently modified by written notice.

8. Amendments and Waivers.  Any term of this Note may be amended or waived only with the prior written consent of the Company and the Holder.  Any amendment or waiver effected in accordance with this Section 8 shall be binding upon the Company, the Holder and each transferee of the Note.

9. Stockholders, Officers and Directors Not Liable.  In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

10. Counterparts; Construction and Headings.  This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.  This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

11. Action to Collect on Note.  If action is instituted to collect on this Note, the Company promises to pay all reasonable costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

12. Loss of Note.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

13. Entire Understanding.  This Note is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Note.

14. Accredited Investor Certificate.  The Holder, and any permitted transferee thereof, shall execute a certificate substantially in the form set forth in Exhibit A.

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COMPANY:

ENTECH SOLAR, INC.

By:       /s/ Shelley Hollingsworth
Name:  Shelley Hollingsworth
Title:    Chief Financial Officer

Address:     13301 Park Vista Blvd., Suite 100
Fort Worth, Texas 76177

AGREED TO AND ACCEPTED:

THE QUERCUS TRUST

By:           /s/ David Gelbaum
Name:      David Gelbaum
Title:        Trustee

Address:                1835 Newport Blvd.
A109 - PMB 467
Costa Mesa, California 92627

Signature Page to Convertible Promissory Note

Exhibit A

January 3, 2012

Entech Solar, Inc.
13301 Park Vista Blvd., Suite 100
Fort Worth, Texas 76177
Attention:  Shelley Hollingsworth, Chief Financial Officer

Re: Convertible Promissory Note

Dear Shelley:

In connection with the issuance by Entech Solar, Inc. (the “Company”) of that certain Convertible Promissory Note (the “Note”), of even date herewith, in the amount of $200,000 to The Quercus Trust (“Quercus”), Quercus hereby represents and warrants to, and agrees with, the Company as follows.  Capitalized terms used but not defined herein have the meanings given to them in the Note.

1. Quercus understands that (i) the Common Stock issuable upon conversion of the Note is characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, (ii) under such laws and applicable regulations such securities may be resold without registration under federal and state securities laws only in certain limited circumstances, and (iii) the Company may require a legal opinion of Quercus’ counsel with respect to unregistered transfers.

2. Quercus represents that it is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended.

3. The securities will be acquired for investment for Quercus’ own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the federal or state securities laws, and Quercus has no present intention of selling, granting any participation in, or otherwise distributing the same. Quercus further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the securities.

Very truly yours,

The Quercus Trust

By:           /s/ David Gelbaum
Name:      David Gelbaum
Title:        Trustee